EX-99.906CERT

CERTIFICATION

Kent Croft, Chief Executive Officer, and Carla Reedinger, Chief Financial Officer of Croft Funds Corporation (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

Croft Funds Corporation

Croft Funds Corporation

/s/Kent Croft

/s/Carla Reedinger

Kent Croft

Carla Reedinger

Date: January 13, 2004

Date: January 13, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Croft Funds Corporation and will be retained by Croft Funds Corporation and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.